Exhibit 10.1

July 18, 2024

Sent via Email

Generating Alpha Ltd.

Attention: Dave Martin

Re: Grom Social Enterprises, Inc., a Florida corporation (“we” or the “Company”) Financing Waiver

Dear Dave,

Reference is made to (i) that certain Securities Purchase Agreement by and between the Company and Generating Alpha Ltd., a Saint Kitts and Nevis corporation (“Generating Alpha”) dated as of November 9, 2023 and amended on November 20, 2023 and March 11, 2024 (such Securities Purchase Agreement, together with all amendments, modifications, substitutions, or replacements thereof, collectively referred to as the “2023 SPA”) and (ii) that certain Securities Purchase Agreement by and between the Company and Generating Alpha dated as of April 1, 2024, as amended on April 24, 2024 (the “2024 SPA,” together with the 2023 SPA and all amendments, modifications, substitutions, or replacements thereof, collectively referred to as, the “Purchase Agreements”)

As you are aware, the Company intends to pursue a financing pursuant to the terms set forth in the attached Term Sheet (the “Financing”).

Pursuant to this letter agreement (this “Letter Agreement”), in respect of the Financing, the Company is requesting Generating Alpha’s consent to the Financing and the waiver of any and all restrictions or prohibitions in the Purchase Agreements and all other transaction documents relating to the Financing (the “Consent and Waiver”), which consent and waiver shall not be effective unless and until the Financing is consummated (for the avoidance of doubt such consent and waivers shall be one time consent and waivers only in respect of the Financing and shall not be applicable to any subsequent transaction unless separately agreed between the Company and Generating Alpha in a writing subsequent to this Letter Agreement signed by the parties hereto). As consideration for the Consent and Waiver, the Company agrees to (i) use 35% of the net proceeds received from the Financing to pay off the notes issued pursuant to the Purchase Agreements, which will be subject to a 130% redemption premium (for example purposes, if the Company is paying off $100,000 of debt, they will pay Generating Alpha $130,000 for that $100,000 debt amount). The investors for the Financing shall be deposit all funds with EF Hutton. Upon receipt of the funds, EF Hutton shall apply 35% of all funds received and send a wire to the designated bank account provided to them via email by Generating Alpha Ltd.. , (ii) the Company shall use their best efforts to obtain Nasdaq’s approval to reset the conversion floor price of the notes issued to Generating Alpha in the 2023 SPA, to 20% of Nasdaq Official Closing Price as of the date of this Letter Agreement, pursuant to an amendment in the form annexed hereto, (iii) the Company shall issue Generating Alpha warrants to purchase $750,000 worth of the Company’s common stock, with cashless exercise, an exercise price of $0.0001 per share, in a form substantially similar to the warrants issued pursuant to the 2024 SPA, and (iv) waive the requirement to reinvest a percentage of any realized net profit as defined under Section 6.09 of the 2023 SPA.

By signing below, you hereby represent on behalf of Generating Alpha that you agree to the above items.

This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement. This Letter Agreement shall be governed by and construed in accordance with the provisions of the Purchase Agreements. In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement. By signing below, the parties hereto represent and agree that, prior to executing this Letter Agreement, they have had the opportunity to consult with independent counsel concerning the terms of this Letter Agreement.

This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, for example, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Please indicate confirmation of the terms provided herein by executing and returning this Letter Agreement in the space provided below.

[SIGNATURE PAGE FOLLOWS]

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Very truly yours,

Grom Social Enterprises, Inc.

By: /s/ Jason Williams_____________

Name: Jason Williams

Title: Chief Financial Officer

Acknowledged and Agreed:

Generating Alpha Ltd.

By: /s/ Maria Cano_______________

Name: Maria Cano

Title: Director

[Signature Page to Waiver]

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